EX-33.5
(logo) imfb
       IndyMac
       Federal Bank


Management's Assertion on Compliance with Applicable
Regulation AB Servicing Criteria

1. IndyMac Federal Bank, F.S.B. ("Indymac") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph
   (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2008 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report (these transactions collectively referred to as the "Servicing Platform") include public asset-backed securitization transactions closed on or after January 1, 2006, for which Indymac acted as servicer, excluding any transactions sponsored or issued by government sponsored enterprises or Government National Mortgage Association. The Servicing Platform also includes other servicing contracts, the terms of which require Indymac to submit reports in accordance with Item 1122 of the Regulation AB. The Servicing Platform's asset type is single family residential mortgage loans and home-equity lines of credit. The Servicing Platform does not include reverse mortgages or mortgage loans that receive the benefit of insurance by the Federal Housing Administration or guarantees from the United States Department of Veterans Affairs or the Rural Housing Service;

2. Indymac has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and Indymac has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto, as permitted by Interpretation 17.06 of the Securities and Exchange Commission ("SEC") Division of Corporate Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"), except for certain Vendors that have provided their own reports on assessment of compliance with the applicable servicing criteria. Indymac determined the Vendors are not "servicers" as defined in Item 1101(j) of Regulation AB and asserted that it has policies and procedures in place to provide reasonable assurance that the Vendors' activities comply, in all material respects, with the servicing criteria applicable to each Vendor;

3. Except as set forth in paragraph 4 below, Indymac used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Indymac based on the activities it performs, directly or through its Vendors for which Indymac has elected to take responsibility for assessing compliance with the applicable servicing criteria, with respect to the Servicing Platform taken as a whole;

5. Indymac has complied, in all material respects, with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Servicing Platform taken as a whole;

6. Indymac has not identified and is not aware of any material instance of noncompliance as of December 31, 2008 and for the Reporting Period with respect to the Servicing Platform taken as a whole by the Vendors for which Indymac has elected to take responsibility for assessing compliance with the applicable servicing criteria;

7. Indymac has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors for which Indymac has elected to take responsibility for assessing compliance, with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Servicing Platform taken as a whole; and

8. KPMG LLP, an independent registered public accounting firm, has issued an attestation report on Indymac's assessment of compliance with the applicable servicing criteria for the Reporting Period.


March 11, 2009

IndyMac Federal Bank, F.S.B.

By: /s/ JK Huey
JK Huey
Senior Vice President
Home Loan Servicing


(page)


APPENDIX A

                                                                                                              INAPPLICABLE
                                                                        APPLICABLE                            SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                    CRITERIA

                                                                                 Performed           Performed by
                                                                                 by                  subservicer(s)   NOT
                                                                                 Vendor(s)           or vendor(s)     performed by
                                                                                 for which           for which        Indymac or by
                                                                    Performed    Indymac             Indymac is       subservicer(s)
                                                                    Directly     is the              NOT the          or vendor(s)
                                                                    by           Responsible         Responsible      retained by
Reference                             Criteria                      Indymac      Party               Party^1          Indymac^2

                  General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted                                                                  X
                  to monitor any performance or other
                  triggers and events of default in
                  accordance with the transaction
                  agreements.

1122(d)(1)(ii)    If any material servicing activities                X
                  are outsourced to third parties, policies
                  and procedures are instituted to monitor
                  the third party's performance and
                  compliance with such servicing
                  activities.

1122(d)(1)(iii)   Any requirements in the transaction                                                                     X
                  agreements to maintain a back-up servicer
                  for the pool assets are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and                      X
                  omissions policy is in effect on the
                  party participating in the servicing
                  function throughout the reporting period
                  in the amount of coverage required by and
                  otherwise in accordance with the terms of
                  the transaction agreements.

                  Cash Collection and Administration

1122(d)(2)(i)     Payments on pool assets are deposited               X^3          X^3
                  into the appropriate custodial bank
                  accounts and related bank clearing
                  accounts no more than two business days
                  following receipt, or such other number
                  of days specified in the transaction
                  agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on             X
                  behalf of an obligor or to an investor are
                  made only by authorized personnel.

1122(d)(2)(iii)   Advances of funds or guarantees                     X
                  regarding collections, cash flows or
                  distributions, and any interest or other
                  fees charged for such advances, are made,
                  reviewed and approved as specified in
                  the transaction agreements.

1122(d)(2)(iv)    The related accounts for the                        X^4                                                 X
                  transaction, such as cash reserve
                  accounts or accounts established as a
                  form of overcollateralization, are
                  separately maintained (e.g., with respect
                  to commingling of cash) as set forth in
                  the transaction agreements.

1122(d)(2)(v)     Each custodial account is maintained at             X
                  a federally insured depository
                  institution as set forth in the
                  transaction agreements. For purposes of
                  this criterion, "federally insured
                  depository institution" with respect to a
                  foreign financial institution means a
                  foreign financial institution that meets
                  the requirements of Rule 13k-1(b)(1)
                  of the Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as               X
                  to prevent unauthorized access.

1122(d)(2)(vii)   Reconciliations are prepared on a                   X
                  monthly basis for all asset-backed
                  securities related bank accounts,
                  including custodial accounts and related
                  bank clearing accounts. These
                  reconciliations are (A) mathematically
                  accurate; (B) prepared within 30
                  calendar days after the bank statement
                  cutoff date, or such other number of days
                  specified in the transaction agreements;
                  (C) reviewed and approved by someone
                  other than the person who prepared the
                  reconciliation; and (D) contain
                  explanations for reconciling items.
                  These reconciling items are resolved
                  within 90 calendar days of their original
                  identification, or such other number of
                  days specified in the transaction
                  agreements.

                  Investor Remittances and Reporting

1122(d)(3)(i)     Reports to investors, including those               X^5,^6                                               X^5
                  to be filed with the Commission, are
                  maintained in accordance with the
                  transaction agreements and applicable
                  Commission requirements. Specifically,
                  such reports (A) are prepared in
                  accordance with timeframes and other
                  terms set forth in the transaction
                  agreements; (B) provide information
                  calculated in accordance with the terms
                  specified in the transaction agreements;
                  (C) are filed with the Commission as
                  required by its rules and regulations;
                  and (D) agree with investors' or the
                  trustee's records as to the total unpaid
                  principal balance and number of pool
                  assets serviced by the servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated              X^6
                  and remitted in accordance with
                  timeframes, distribution priority and
                  other terms set forth in the transaction
                  agreements.

1122(d)(3)(iii)   Disbursements made to an investor are               X^6
                  posted within two business days to the
                  servicer's investor records, or such other
                  number of days specified in the transaction
                  agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the               X^6
                  investor reports agree with cancelled
                  checks, or other form of payment, or
                  custodial bank statements.


                  Pool Asset Administration

1122(d)(4)(i)     Collateral or security on pool assets               X
                  is maintained as required by the
                  transaction agreements or related
                  mortgage loan documents.

1122(d)(4)(ii)    Pool asset and related documents are                                                                    X
                  safeguarded as required by the
                  transaction agreements

1122(d)(4)(iii)   Any additions, removals or                          X
                  substitutions to the asset pool are made,
                  reviewed and approved in accordance with
                  any conditions or requirements in the
                  transaction agreements.

1122(d)(4)(iv)    Payments on pool assets, including any              X^3          X^3
                  payoffs, made in accordance with the related
                  pool asset documents are posted to the
                  Servicer's obligor records maintained no
                  more than two business days after
                  receipt, or such other number of days
                  specified in the transaction agreements,
                  and allocated to principal, interest or
                  other items (e.g., escrow) in accordance
                  with the related pool asset documents.

1122(d)(4)(v)     The servicer's records regarding the                X
                  pool assets agree with the servicer's
                  records with respect to an obligor's
                  unpaid principal balance.

1122(d)(4)(vi)    Changes with respect to the terms or                X
                  status of an obligor's pool assets (e.g.,
                  loan modifications or re-agings) are
                  made, reviewed and approved by authorized
                  personnel in accordance with the
                  transaction agreements and related pool
                  asset documents.

1122(d)(4)(vii)   Loss mitigation or recovery actions                 X^7          X^7
                  (e.g., forbearance plans, modifications
                  and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as
                  applicable) are initiated, conducted and
                  concluded in accordance with
                  the timeframes or other requirements
                  established by the transaction
                  agreements.

1122(d)(4)(viii)  Records documenting collection efforts              X^7          X^7
                  are maintained during the period a pool
                  asset is delinquent in accordance with
                  the transaction agreements. Such records
                  are maintained on at least a monthly
                  basis, or such other period specified in
                  the transaction agreements, and describe
                  the entity's activities in monitoring
                  delinquent pool assets including, for
                  example, phone calls, letters and
                  payment rescheduling plans in cases where
                  delinquency is deemed temporary (e.g.,
                  illness or unemployment).

1122(d)(4)(ix)    Adjustments to interest rates or rates              X
                  of return for pool assets with variable
                  rates are computed based on the related
                  pool asset documents.

1122(d)(4)(x)     Regarding any funds held in trust for               X
                  an obligor (such as escrow accounts): (A)
                  such funds are analyzed, in accordance
                  with the obligor's [pool asset] documents,
                  on at least an annual basis, or such
                  other period specified in the transaction
                  agreements; (B) interest on such funds is
                  paid, or credited, to obligors in
                  accordance with applicable [pool asset]
                  documents and state laws; and (C) such
                  funds are returned to the obligor within
                  30 calendar days of full repayment of the
                  related pool assets, or such other number
                  of days specified in the transaction
                  agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor               X^8          X^8                 X^8
                  (such as tax or insurance payments) are
                  made on or before the related penalty or
                  expiration dates, as indicated on the
                  appropriate bills or notices for such
                  payments, provided that such support has
                  been received by the Servicer at least 30
                  calendar days prior to these dates, or
                  such other number of days specified in
                  the transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in                       X^8          X^8
                  connection with any payment to be made on
                  behalf of an obligor are paid from the
                  Servicer's funds and not charged to the
                  obligor, unless the late payment was due
                  to the obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an                  X^8          X^8
                  obligor are posted within two business
                  days to the obligor's records maintained
                  by the Servicer, or such other number of
                  days specified in the transaction
                  agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and                     X
                  uncollectible accounts are recognized and
                  recorded in accordance with the
                  transaction agreements.

1122(d)(4)(xv)    Any external enhancement or other                                                                       X
                  support, identified in Item
                  1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set
                  forth in the transaction agreements.




(page)


APPENDIX A

Footnotes to Appendix A - Servicing Criteria

1 The activities pertaining to these criteria or portions of these criteria are performed by subservicer(s) or vendor(s) retained by Indymac which provided a separate Item 1122 management assessment of compliance and accompanying attestation report in accordance with Item 1122 of Regulation AB.

2 These criteria are inapplicable to the Servicing Platform as of December 31, 2008 and for the Reporting Period since Indymac, directly or through its Vendors for which Indymac has elected to take responsibility for assessing compliance with the applicable servicing criteria, was not required to perform any related activities.

3 Indymac performs the activities pertaining to these criteria, except for the specific, limited activities, primarily of initial processing of pool asset payments, performed by its lockbox vendor.

4 Indymac performs these activities pertaining to this criterion only as it relates to separately maintaining the collection and custodial accounts.

5 The criterion 1122(d)(3)(i)(C) is inapplicable to the Servicing Platform as of December 31, 2008 and for the Reporting Period based on the activities Indymac performed.

6 Indymac has defined the "Investor" as a party to whom Indymac reports and remits under the applicable transaction agreements. Indymac has no responsibility for transaction waterfall or allocation calculations and payments or individual security holder records.

7 Indymac performs the activities pertaining to this criterion, except for the specific, limited activities performed by its foreclosure, bankruptcy and collection vendors.

8 lndymac performs the activities pertaining to these criteria, except for the specific, limited activities performed by its tax and/or insurance monitoring vendors. Indymac has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its tax vendor. Indymac's insurance vendor has provided a separate Item 1122 management assessment of compliance and accompanying attestation report with the applicable servicing criterion in accordance with Item 1122 of Regulation AB.